EXHIBIT 10.3

                              TAX SHARING AGREEMENT

     This tax sharing agreement (the "AGREEMENT"), dated as of October 31, 2006, by and between MedCom USA, Incorporated, a Delaware corporation ("MEDCOM") and Card Activation Technologies Inc., a Delaware corporation ("CAT") which as of the date of this agreement is a wholly owned subsidiary of MedCom.

                                    RECITALS:

     MedCom desires to separate its businesses into independent companies. MedCom intends to spin-off (the "SPIN-OFF") to its shareholders a substantial portion of the outstanding capital stock of CAT at the date and time of such Spin-off (the "SPIN-OFF DATE").

     The parties recognize that it will be necessary or advisable to define their respective rights and responsibilities pertaining to federal and state income tax (the term "state income tax" includes all state franchise taxes measured by net income) liabilities.

     Therefore, in consideration of the mutual covenants and subject to the terms and conditions contained in this agreement, the parties agree as follows:

     1.   LIABILITIES  ATTRIBUTABLE  TO  PRE-SPIN-OFF  PERIODS.

          (a) RETURNS. MedCom, on a consolidated basis with CAT has timely filed (or has obtained or will obtain valid extensions of time for filing and will file) all federal and state income tax returns which are required to be filed for periods up to and including the Spin-off Date.

          (b) TAX LIABILITIES. Reasonable estimates of federal and state income taxes of CAT for all pre-Spin-off periods (and taxes deemed to be attributable to pre-Spin-off periods, pursuant to Section 3) have been or will be reflected in the pre-Spin-off financial statements of CAT in accordance with MedCom's tax allocation and settlements policy, subject to adjustments to be made upon filing the final MedCom consolidated federal income tax return in which CAT are included.

          (c) TAX CARRYFORWARDS. The parties agree that none of MedCom's accrued consolidated federal net operating loss, investment tax credit and other federal tax carryforwards ("CARRYFORWARDS"), if any, are attributable to CAT's operations and no portion of the same will be allocated to CAT.

          (d) SETTLEMENT OF TAX LIABILITY. Prior to, or concurrent with, the Spin-off, CAT will settle with MedCom, its current income tax liability and intercompany tax note accounts (as determined in Section 1(b), before the return adjustments noted in such section). Such settlement shall be effected by payments and/or adjustments to shareholder's equity of CAT, as mutually agreed by the parties.


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Tax Sharing Agreement                                                Page 1 of 6


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          (e)     POST-SPIN-OFF  ADJUSTMENT TO PRE-SPIN-OFF LIABILITIES. Subject
     to Section 1(f), MedCom and CAT agree that tax deficiencies of (including applicable penalties and interest), or refunds due, CAT attributable to any period ending on or before the Spin-off Date, and whether the result of audits, discovery of errors or otherwise, will be paid or retained by MedCom, except to the extent that: (i) an additional tax liability results in an adjustment that will provide CAT a tax benefit in future periods (e.g., an adjustment to tax depreciation that increases the tax basis of assets of CAT and that will provide increased tax deductions to CAT) or has been accrued on the financial statements of CAT prior to the Spin-off, (ii) an additional tax benefit results in an adjustment that will provide CAT a tax liability in future periods, or
     (iii) the payment or retention by MedCom would result in either MedCom or CAT incurring or receiving a double liability or benefit attributable to the same item.

          (f) PAYMENT OF POST-SPIN-OFF ADJUSTMENTS TO PRE-SPIN-OFF LIABILITIES. Post-Spin-off adjustments to pre-Spin-off liabilities, under Sections 1(b), 1(c), 1(e)(i), 1(e)(ii), 1(e)(iii) and 2(c), shall not become payable, whether by MedCom to CAT or CAT to MedCom, until such time as the net aggregate amount of all then existing claims owed by one party to the other exceeds the sum of $2,500 at which time all such amounts shall become payable. In the event that net aggregate adjustments owed by one party to the other never exceeds $2,500, no amounts shall become payable by that party.

          Payment of amounts payable by MedCom shall be paid within 30 days upon receipt of a full accounting of such amounts from CAT. Payment of amounts payable by CAT shall be paid within 30 days of the date on which CAT receives a benefit attributable to the adjustments. Notwithstanding the foregoing, all amounts shall be paid no later than three years from the extended due date of the final pre-Spin-off return. In the event that amounts become payable after this date, payment will become due and be paid within 30 days of receipt of notification, which notification shall include a full accounting.

          Once the net aggregate amount exceeds $2,500 and payment has been made by one party to the other, any subsequent adjustment (including adjustments to amounts already paid) shall become due within 30 days of receipt of notification, which notification shall include a full accounting. MedCom, or CAT, as applicable, shall provide the other party with an annual accounting of all of such adjustments, regardless of whether or not the amounts have become payable or a payment is required. This subparagraph does not preclude CAT from adjusting their post-Spin-off tax returns to reflect the sum of the adjustments prior to payment.

          (g) ADMINISTRATION. After the Spin-off, MedCom, and its officers, employees, representatives or agents, shall not sign or execute any waivers, extensions or other agreements relating to any federal or state statute of limitation for any tax period ending on or prior to the Spin-off Date, and MedCom shall provide the necessary powers of attorney to enable CAT to sign tax returns, claims for refund, protests of assessments and statute of limitation agreements with respect to periods ending on or prior to the Spin-off Date.


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Tax Sharing Agreement                                                Page 2 of 6


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          CAT  shall  be  entitled  to  participate  in  the  resolution  of any pre-Spin-off audit dispute which affects post-Spin-off tax returns of CAT, provided however, that MedCom shall be entitled to determine the final resolution. The party receiving notification from a taxing authority shall promptly notify the other party in the event any such audit dispute arises.

          2.     LIABILITIES  ATTRIBUTABLE  TO  POST-SPIN-OFF  PERIODS.

          (a) RETURNS. CAT shall be responsible for preparing and filing any and all income tax returns on behalf of itself for tax periods ending after the Spin-off Date.

          (b) TAX LIABILITIES. CAT shall be responsible for the payment of all liabilities and entitled to receive all refunds of federal and state income taxes for periods beginning and ending after the Spin-off Date attributable to the post-Spin-off operations of itself (including liabilities deemed attributable to post-Spin-off periods, pursuant to
     Section  3).

          (c) TAX CARRYBACKS. Any carryback of federal or state tax net operating losses or tax credits of CAT from periods beginning after the Spin-off Date (including carrybacks deemed attributable to post-Spin-off periods, pursuant to Section 3) to periods ending on or prior to the Spin-off Date will be paid by MedCom to CAT, but only to the extent that those losses or credits offset taxable income or tax liability of CAT in the carryback period as permitted by law or regulation and result in a cash refund to MedCom. The time for the payment of tax carrybacks by MedCom to CAT, and resulting from application of this paragraph (c), shall be determined in accordance with Section 1(f).

          (d) ADMINISTRATION. MedCom shall allow CAT reasonable access to properties and records so as to enable CAT to fully perform its obligations under this agreement.

     3. LIABILITIES ATTRIBUTABLE TO PERIODS WHICH STRADDLE THE SPIN-OFF DATE. In the event that an income tax return is required to be filed by CAT for a period that straddles the Spin-off Date, the resulting liability, loss and/or credit carryback deemed attributable to the preSpin-off period shall be determined on a proforma basis. The difference between such proforma amount and the amount actually determined upon filing the applicable income tax return shall be deemed to be attributable to the postSpin-off period.

     4. THIRTY DAY RULE. MedCom, at its sole discretion, may elect to disregard certain tax periods of 30 days or less as provided in Treasury Regulation 1.1502-76(b)(5). In such case the Spin-off Date, as used in this agreement, shall be adjusted for the period so disregarded.

     5. RESTRICTIONS ON CERTAIN ACTIONS. CAT hereby agrees to be liable for taxes incurred by Medcom that arise as a result of CAT taking or failing to take certain actions that result in the distribution failing to meet the requirements of a tax-free distribution under Sections 355 and 368(a)(1)(D) of the Code. CAT agrees that it will not take any actions that would result in any tax being imposed on the spin off. More specifically, for the two-year period following the spin off, CAT have agreed not to:


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Tax Sharing Agreement                                                Page 3 of 6


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     (a)  Sell or  otherwise  issue  to  any  person,  or  redeem  or  otherwise acquire from any person, any of its equity securities; provided, however that CAT may (1) sell or otherwise issue equity securities or repurchase equity securities in certain circumstances permitted by the IRS guidelines, and (2) sell or otherwise issue equity securities provided that such issuance, individually or when aggregated with other issuances and any transactions occurring in the four-year period beginning on the date which is two years before the distribution date, and with any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the spin off (other than sales or issuances of equity securities described in clause (1) above), results in one or more persons acquiring, directly or indirectly (as determined under Section 355(e) of the Code, taking into account applicable constructive ownership rules), stock representing a 35% or greater interest, by vote or value, in CAT.

     (b) Sell, transfer, or otherwise dispose of CAT assets that, in the aggregate, constitute more than 50% of its gross assets, excluding any sales conducted in the ordinary course of our business.

     (c) Voluntarily dissolve or liquidate or engage in any merger (except for certain cash acquisition mergers), consolidation, or other reorganization, except for certain mergers and liquidations of its wholly owned subsidiaries to the extent not inconsistent with the tax-free status of the spin off.

     (d) Take any action (including, but not limited to, the sale or disposition of any stock, securities, or other assets), or fail to take any action that would cause Medcom to recognize gain under any gain recognition agreement to which Medcom is a party.

     (e) Amend its certificate of incorporation (or any other organizational document), or take any action, whether through a stockholder vote or otherwise, affecting the relative voting rights of its separate classes of stock (including, without limitation, through the conversion of one class of stock into another class of stock), but only to the extent such amendment, action or conversion, if treated as an issuance of equity securities, would otherwise be prohibited by the tax sharing agreement.

     (f) Solicit any person to make a tender offer for, or otherwise acquire or sell, its equity securities, participate in or support any unsolicited tender offer for, or other acquisition, issuance, or disposition of, our equity securities, or approve or otherwise permit any proposed business combination or merger or any transaction which, individually or when aggregated with any other transactions occurring within the four-year period beginning on the date which is two years before the distribution date, and with any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the spin off (other than certain issuances of equity securities permitted by IRS guidelines), results in one or more persons acquiring, directly or indirectly (as determined under Section 355(e) of the Code, taking into account applicable constructive ownership rules), stock representing a 35% or greater interest, by vote or value, in CAT.


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Tax Sharing Agreement                                                Page 4 of 6


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     In  addition,  CAT agrees not to engage in certain of the actions described above, whether before or after the two-year period following the spin off, if it is pursuant to an arrangement negotiated (in whole or in part) prior to the first anniversary of the spin off.

     6. AMENDMENTS. This agreement may not be amended or revised except by a written instrument signed by both parties to this agreement.

     7. WAIVERS. The failure of any party to this agreement at any time to require strict performance by the other party of any provision of this agreement shall not waive or diminish such party's right to later demand strict performance of that or any other provision of this agreement.

     8. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     9. NOTICES. All notices and other communications shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or such other addresses for a party as shall be specified by like notices) and shall be deemed given on the date of which such notice is received.

            To  MedCom:     7975  North  Hayden  Road,  Suite  D-333
                            Scottsdale,  AZ  85258

            To  CAT:        33  West  Jackson  Blvd.,  Suite  1618
                            Chicago,  IL  60604-3749

     10. SUCCESSORS AND ASSIGNS. This agreement and the obligations and rights incident to it shall inure to the benefit of the successors and permitted assigns of the parties to this agreement.

     11. RELATIONSHIP OF PARTIES. Nothing contained in this agreement shall be deemed to constitute the appointment of either party as the agent of the other.

                                  * * * * * * *


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Tax Sharing Agreement                                                Page 5 of 6


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     In  witness,  the parties to this agreement have executed this agreement as of  the  date  first  above  written.

"MEDCOM"                                MEDCOM USA, INCORPORATED,
                                        a Delaware corporation


                                    By: /s/ William P. Williams
                                        ----------------------------------------
                                        William P. Williams, CEO

"CAT"                                   CARD ACTIVATION TECHNOLOGIES INC.,
                                        a Delaware corporation


                                    By: /s/ Michael Malet
                                        ----------------------------------------
                                        Michael Malet, Executive Vice President


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